UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
Form 8-K/A
CURRENT REPORT PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 20, 2026
Chain Bridge Bancorp, Inc.
(Exact name of registrant as specified in its charter)
Commission File Number: 001-42302

Delaware	20-4957796
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1445-A Laughlin Avenue, McLean, VA	22101
(Address of principal executive offices)	(Zip Code)
(703)-748-2005
(Registrant’s telephone number, including area code)
______________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Exchange on which registered
Class A common stock, par value $0.01 per share	CBNA	NYSE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Explanatory Note
This Amendment No. 1 to the Current Report on Form 8-K filed by Chain Bridge Bancorp, Inc. on December 31, 2025 (the “Original Filing”) is being filed solely to disclose the committee assignments for William C. Leavitt, which were approved subsequent to his appointment as a director as previously reported under Item 5.02 of the Original Filing. Except as described herein, this Amendment does not modify or update any other disclosures in the Original Filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Appointment of Director

As previously disclosed in the Original Filing, on December 31, 2025, the Board of Directors of Chain Bridge Bancorp, Inc. (the“ Company”) and the Board of Directors of the Chain Bridge Bank, N.A. (the “Bank”) each appointed William C. Leavitt as a director effective January 1, 2026,

At the time of the Original Filing, Mr. Leavitt’s committee assignments had not yet been determined.

On January 20, 2026, the Board of Directors of the Company, acting upon the recommendation of its Governance and Nominating Committee, appointed Mr. Leavitt to serve as a member of the Company’s Audit Committee and the Company’s Compensation Committee, each effective as of January 20, 2026.

At a separate meeting held the same day, the Board of Directors of the Bank appointed Mr, Leavitt to serve as a member of the Bank’s Trust Oversight Committee, effective January 20, 2026.

There are no changes to the other disclosures contained in the Original Filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHAIN BRIDGE BANCORP, INC.
(Registrant)

Date: January 23, 2026	By:	/s/ John J. Brough
		Name: Title:	John J. Brough Chief Executive Officer and Director